SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to ss. 240.14a-12

BioMarin Pharmaceutical Inc.

(Name of Registrant as Specified In Its Charter)

Caduceus Capital Master Fund Limited

Caduceus Capital II, L.P.

OrbiMed Advisors LLC

OrbiMed Capital LLC

Samuel D. Isaly

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

9)	Date Filed:

Letter to Stockholders

The following letter from Caduceus Capital Master Fund Limited and Caduceus Capital II, L.P. to the stockholders of BioMarin Pharmaceutical Inc. was first mailed to the stockholders on or about April 22, 2005.

Caduceus Capital Master Fund Limited

Caduceus Capital II, L.P.

767 Third Avenue, 30th Floor

New York, NY 10017

IMPORTANT NOTICE ABOUT YOUR INVESTMENT IN

BIOMARIN PHARMACEUTICAL INC.

April 22, 2005

To Our Fellow BioMarin Pharmaceutical Inc. Stockholders:

Caduceus Capital Master Fund Limited and Caduceus Capital II, L.P. (together, “Caduceus”) have initiated a proxy solicitation to seek to elect to the Board of Directors of BioMarin Pharmaceutical Inc. (“BioMarin”) a slate of three nominees at BioMarin’s Annual Meeting of Stockholders that we understand is scheduled for Wednesday, May 18, 2005. OrbiMed Advisors LLC and its affiliate OrbiMed Capital LLC (together, “OrbiMed”) act as general partner and investment adviser to Caduceus and are authorized to act on behalf of Caduceus. Samuel D. Isaly owns a controlling interest in OrbiMed.

We will be sending you shortly a detailed proxy statement and BLUE proxy card that will detail our director nominee proposal.

ORBIMED AND CADUCEUS VIGOROUSLY OPPOSE BIOMARIN’S PROXY

SOLICITATION AND STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY

PROXY CARDS SENT TO YOU BY BIOMARIN

OrbiMed and Caduceus recommend instead that you carefully review OrbiMed’s and Caduceus’ proxy statement and that you demonstrate your support for their proposed nominees by signing, dating and mailing the BLUE proxy card that will be sent with the OrbiMed/Caduceus proxy statement.

Do not be rushed into a voting decision without having all of the important facts.

OrbiMed and Caduceus will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the solicitation of proxies with respect to the BioMarin Annual Meeting of Stockholders. OrbiMed and Caduceus will also file with the SEC, and will furnish to the BioMarin stockholders, a definitive proxy statement, and may file other proxy solicitation materials.

If you have any questions or need additional assistance, please contact Georgeson Shareholder Communications toll free at (800) 279-8713 (banks and brokers please call collect at (212) 440-9800).

Sincerely,

CADUCEUS CAPITAL MASTER FUND LIMITED
By OrbiMed Capital LLC, its general partner

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Partner

CADUCEUS CAPITAL II L.P.
By OrbiMed Advisors LLC, its general partner

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Partner

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY CADUCEUS AND ORBIMED FROM THE STOCKHOLDERS OF BIOMARIN FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF BIOMARIN AND WILL BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, YOU MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) BY CONTACTING OUR PROXY SOLICITOR, GEORGESON SHAREHOLDER COMMUNICATIONS.

THE TABLE ATTACHED HERETO AS EXHIBIT A SETS FORTH THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION OF PROXIES AND A DESCRIPTION OF THE DIRECT OR INDIRECT INTERESTS IN BIOMARIN, BY SECURITY HOLDINGS OR OTHERWISE, OF EACH PARTICIPANT AS OF APRIL 15, 2005.

EXHIBIT A

Name	Number of shares of common stock of BioMarin owned or that may be deemed to be beneficially owned
Caduceus Capital Master Fund Limited	1,430,000

Caduceus Capital II, L.P.	680,000

OrbiMed Advisors LLC	4,188,300

OrbiMed Capital LLC	1,118,000

Samuel D. Isaly	5,306,300

UBS Eucalyptus Fund, LLC	1,200,000

PaineWebber Eucalyptus Fund, Ltd.	127,500

HFR SHC Aggressive Fund	242,000

Knightsbridge Post Venture IV L.P.	151,000

Knightsbridge Integrated Holdings, V, LP	172,400

Knightsbridge Netherlands II, L.P.	46,100

Knightsbridge Integrated Holdings IV Post Venture, LP	60,800

Knightsbridge Post Venture III, LP	49,800

Knightsbridge Netherlands I LP	47,800

Knightsbridge Netherlands III LP	33,700

Knightsbridge Integrated Holdings II Limited	61,400

Knightsbridge Venture Capital IV, L.P.	41,000

Knightsbridge Venture Capital III LP	30,300

Knightsbridge Venture Capital VI, L.P.	15,500

Finsbury Worldwide Pharmaceutical Trust PLC	876,000

PHARMA/wHEALTH	41,000

Richard B. Brewer	140,000

Joseph Klein, III	12,000

Alan J. Lewis	0